SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported):  September 30, 1996



                          STEWART ENTERPRISES, INC.
            (Exact name of registrant as specified in its charter)

                LOUISIANA                              0-19508
                                  72-0693290
      (State or other jurisdiction (Commission     (I.R.S. Employer
           of incorporation)     File Number)    Identification No.)



                       110 Veterans Memorial Boulevard
                          Metairie, Louisiana  70005
             (Address of principal executive offices) (Zip Code)



                                (504) 837-5880
             (Registrant's telephone number, including area code)


                                Not Applicable
        (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

   Pursuant to an Amended and Restated Share Purchase Agreement dated September 30, 1996 among 3295796 Canada Inc., Societe Financiere Bourgie
(1996) Inc., Gestion Pierre Bourgie Inc., Gestion Claude Bourgie Inc., Pierre Bourgie, Marc Bourgie and Claude Bourgie (collectively "Sellers"), Stewart Enterprises, Inc. (the "Company") and Stewart Group Inc., a subsidiary of the Company, Stewart Group Inc. purchased from 3295796 Canada Inc. all of its share holdings in 9041-3139 Quebec Inc., formerly Societe Financiere Bourgie
(1991) Ltee. The businesses acquired ("Urgel Bourgie" or the "Assets") include 77 funeral homes and five cemeteries in Montreal and Quebec, Canada.

   The consideration for the Assets, which was determined by arms' length negotiation, consisted of approximately C$124.7 million (U.S.$91.7 million) paid in cash at closing to the Sellers plus the assumption of a C$10.0 million (US$7.3 million) note payable. The acquisition of Urgel Bourgie was financed by borrowings under a new revolving credit facility with NationsBank and a credit agreement with the Bank of Montreal. The acquisition will be accounted for as a purchase.

   Prior to the execution of the Share Purchase Agreement, there were no material relationships between the Sellers and the Company or any of its affiliates, directors or officers, or any associate of any such director or officer.

Item 5.  Other Events

   On October 1, 1996, the Company issued the following press release regarding its acquisition of Urgel Bourgie.




   CONTACT:   Joseph P. Henican, III
              Stewart Enterprises, Inc.
              110 Veterans Boulevard
              Metairie, LA 70005
              504/837-5880

                                                         FOR IMMEDIATE RELEASE


   STEWART COMPLETES ACQUISITION OF CANADIAN FIRM


   New  Orleans,  Louisiana,  October 1, 1996 ...  Stewart  Enterprises,  Inc.
   (NASDAQ:STEI) today announced that the transaction to acquire Urgel Bourgie, Quebec Province's largest funeral home and cemetery firm, has been completed. This acquisition includes 77 funeral homes and 5 cemeteries located in the metropolitan Montreal area and the Quebec City area.

   "We are pleased that the Urgel Bourgie family chose Stewart to continue its fine business and outstanding reputation. This acquisition, the largest in our history, establishes Stewart Enterprises as a major death care provider in Canada," said Joseph P. Henican, III, Stewart's vice chairman and chief executive officer.

   Stewart Enterprises, founded in 1910, is the third largest provider of products and services in the death care industry in North America. The Company currently owns 288 funeral homes and 119 cemeteries in 21 states, Puerto Rico, Mexico, Australia, New Zealand and Canada.

                                    # # #

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

   (a) Financial Statements of Businesses Acquired

   In connection with the acquisition of Urgel Bourgie described in Item 2., the financial statements required by Regulation S-X, Rule 3-05(b) are provided herein pursuant to Item 7(a) of Form 8-K. The financial statements are prepared in accordance with accounting principles generally accepted in Canada and are expressed in Canadian dollars.

                   SOCIETE FINANCIERE BOURGIE (1991) LTEE

                     CONSOLIDATED FINANCIAL STATEMENTS
                       (Amounts in Canadian dollars)

                  SOCIETE FINANCIERE BOURGIE (1991) LTEE

                    CONSOLIDATED FINANCIAL STATEMENTS
                       (Amounts in Canadian dollars)

                                                        Page


Auditors' Report                                         1


Consolidated Balance Sheet                               2


Consolidated Statement of Retained Earnings              3


Consolidated Statement of Income                         4


Consolidated Statement of Funeral Revenues               5


Consolidated Statement of Cemetery Revenues              6


Consolidated Statement of Revenues from Prearrangements  7


Consolidated Statement of Changes in Financial Position  8


Notes to Consolidated Financial Statements               9

AUDITORS' REPORT


To the shareholders of
"SOCIETE FINANCIERE BOURGIE (1991) LTEE"


We have audited the consolidated balance sheet of "SOCIETE FINANCIERE BOURGIE (1991) LTEE" as at December 31, 1995 and the consolidated statements of income, retained earnings and changes in financial position for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at December 31, 1995 and the results of its operations and the changes in its financial position for the year then ended in accordance with generally accepted accounting principles in Canada.

The consolidated financial statements as at December 31, 1994 and for the year then ended were audited by other auditors who expressed an opinion without reservation on those statements in their report dated March 24, 1995.

/s/ Grou, La Salle + Associes

S.E.N.C.
Chartered Accountants
St-Laurent
March 21, 1996
SOCIETE FINANCIERE BOURGIE (1991) LTEE

CONSOLIDATED BALANCE SHEET
(Amounts in Canadian dollars)


                                            Year ended
                                            December 31    June 30
                                               1995         1996
                                            ___________   ____________
                                                          (unaudited)
ASSETS

CURRENT ASSETS
   Cash                                  $  10,080,276  $ 9,308,332
   Short-term investments                    7,619,295        -
   Receivables and accrued interest          5,664,314    6,046,177
   Income taxes recoverable                      -        1,004,794
   Inventories                               1,144,147    1,093,723
   Spaces for resale                         2,191,056    2,121,810
   Prepaid expenses                            289,248      952,021
   Payments receivable on                      911,471      865,380
   prearrangements                      _______________ ______________
                                            27,899,807   21,392,237

PAYMENTS RECEIVABLE ON
PREARRANGEMENTS

   To be retained by the Company               589,500      717,436
   To be deposited in trust                  4,687,387    4,968,541

DEPOSITS IN TRUST                           47,763,866   48,035,375

INVESTMENTS (note 3)                         1,672,813   21,666,264

FIXED ASSETS (note 4)                       33,038,838   33,029,628

GOODWILL, AT UNAMORTIZED COST               12,641,969   12,212,932
                                      _________________ ______________




                                        $  128,294,180 $142,022,413
                                        ============== ============

                                            Year ended
                                            December 31   June 30
                                               1995         1996
                                           _____________ _____________
                                                          (unaudited)
LIABILITIES

CURRENT LIABILITIES
   Bank loan (note 5)                       $   -       $ 10,000,000
   Accounts payable and accrued              2,866,099     3,213,315
   liabilities
   Income taxes                                103,467         -
   Advances of affiliated companies             12,830        16,624
   Current portion of long-term debt            36,917        34,028
                                          _____________ _____________
                                             3,019,313    13,263,967

BORROWINGS OF AFFILIATED                     9,500,000     9,500,000
COMPANIES

LONG-TERM DEBT (note 6)                      2,340,513     2,320,979

DEFERRED INCOME                                 -             -

PROVISION WITH RESPECT TO                   49,078,412    49,893,175
PREARRANGEMENTS (note 7)

PROVISION FOR PERPETUAL                      9,899,870    10,018,093
MAINTENANCE

ACTUARIAL COMMITMENTS ON                       756,312       756,312
FUNERAL INSURANCE CONTRACTS

DEFERRED INCOME TAXES                          739,815       745,839
                                          ______________ _____________
                                            75,334,235    86,498,365
                                          ______________ _____________
SHAREHOLDERS' EQUITY

CAPITAL STOCK (note 8)                      22,210,000    22,210,000
RETAINED EARNINGS                           30,749,945    33,314,048
                                         _______________ ______________
                                            52,959,945    55,524,048
                                         ______________ ______________
                                         $ 128,294,180  $142,022,413
                                         ============== ==============

SOCIETE FINANCIERE BOURGIE (1991) LTEE

CONSOLIDATED STATEMENT OF RETAINED EARNINGS
(Amounts in Canadian dollars)



                                            Year ended
                                            December 31   June 30
                                               1995        1996
                                          ______________ _____________
                                                          (unaudited)



BALANCE, BEGINNING OF YEAR              $   25,937,507   $ 30,749,945


NET INCOME                                   4,820,944      2,564,103
                                        ________________ ______________
                                            30,758,451     33,314,048


REFUNDABLE INCOME                             (  8,506 )        -
TAXES (note 9)
                                        ________________ ______________


BALANCE, END OF YEAR                    $ 30,749,945      $ 33,314,048
                                        ===============  ===============

SOCIETE FINANCIERE BOURGIE (1991) LTEE

CONSOLIDATED STATEMENT OF INCOME
(Amounts in Canadian dollars)



                                Year ended        Six months  ended
                                December 31     June 30     June 30
                                   1995          1996        1995
                               ______________ _____________ _____________
                                               (unaudited)  (unaudited)
REVENUES

   Funeral                   $   27,190,988   $  14,233,261  $ 14,235,417
   Cemetery                       4,163,863       2,021,305     2,130,227
   Prearrangements                2,156,769         939,201     1,066,940
                            ________________ _______________ _____________
                                 33,511,620      17,193,767    17,432,584
                            ________________ _______________ _____________

COST OF MERCHANDISE AND SERVICES

   Funeral                      16,760,317        8,864,571     8,545,488
   Cemetery                      2,786,600        1,386,002     1,393,552
                            ________________ _______________ ______________
                                19,546,917       10,250,573     9,939,040
                            ________________ _______________ ______________
GROSS PROFIT                    13,964,703        6,943,194     7,493,544

ADMINISTRATIVE EXPENSES          6,301,113        3,152,928     3,237,111
                            ________________ _______________ _______________
OPERATING INCOME                 7,663,590        3,790,266     4,256,433

OTHER REVENUES

   Investments - net of
      interest on borrowing        408,537          149,738       223,529

   Funeral insurance revenues       72,152           21,246        21,661
   Other                            67,631          141,353        34,707
                            ________________ _______________ ______________
INCOME BEFORE INCOME TAXES       8,211,910        4,102,603      4,536,330

INCOME TAXES                     3,390,966        1,538,500      1,587,700
                            ________________ _______________ _______________
NET INCOME                   $   4,820,944    $   2,564,103   $  2,948,630

SOCIETE FINANCIERE BOURGIE (1991) LTEE

CONSOLIDATED STATEMENT OF FUNERAL REVENUES
(Amounts in Canadian dollars)



                                Year ended        Six months ended
                             December 31      June 30     June 30
                                 1995          1996        1995
                            ______________  __________ ______________
                                            (unaudited) (unaudited)
REVENUES

   From contracts
      Merchandise          $  12,072,496   $   6,660,240  $ 6,318,273
      Services                13,462,952       6,832,253    7,065,668
   Additional services         1,770,922         897,336      949,303
   Other                          65,325           -             -
                            _______________ ______________ _______________

                              27,371,695      14,389,829   14,333,244

   Adjustments with respect
   to prearranged funeral
   contracts performed
   during the year

   Reversal of investment
   income and inflationary
   increase                      346,513          223,952     180,665
   Portion of income already
   recognized upon
   signature of contracts       (527,220)        (380,520)   (278,492)
                             ______________ ______________ ______________
                              27,190,988       14,233,261  14,235,417
                             ______________ ______________ ______________
COST OF MERCHANDISE AND
  SERVICES

   Merchandise                 3,554,823        2,034,031   1,827,018
   Services                    7,402,604        3,846,735   3,764,734
   Use of vehicles             1,377,321          755,109     711,424
   Use of funeral homes        4,425,569        2,228,696   2,242,312
                            _______________ ______________ ______________
                              16,760,317        8,864,571   8,545,488
                            _______________ ______________ ______________
GROSS FUNERAL INCOME        $ 10,430,671     $  5,368,690  $5,689,929
                            =============== ============== ==============

SOCIETE FINANCIERE BOURGIE (1991) LTEE

CONSOLIDATED STATEMENT OF CEMETERY REVENUES
(Amounts in Canadian dollars)



                                Year ended     Six  months  ended
                                December 31    June 30     June 30
                                   1995          1996        1995
                              ______________ _______________________
                                             (unaudited) (unaudited)
REVENUES

   From contracts
      Merchandise               $ 2,710,558 $ 1,303,121 $ 1,348,740
      Services                    1,556,723     750,173     832,969
                               _____________ ___________ ____________
                                  4,267,281   2,053,294   2,181,709

   Adjustments with respect to prearranged
   cemetery contracts performed during the
   year

      Reversal of investment income
         and inflationary increase   60,197      30,639      27,375
      Portion of income already
       recognized upon signature
        of contracts               (163,615)    (62,628)    (78,857)
                                _____________ ___________ ___________
                                  4,163,863   2,021,305   2,130,227
                                _____________ ___________ ____________

COST OF MERCHANDISE AND SERVICES

   Maintenance of cemeteries      1,123,722     564,427     564,014
   Merchandise                      665,540     320,099     307,762
   Services                         230,258      83,762     136,561
   Selling expenses                 532,047     299,646     266,940
   Contribution to provision
   for perpetual maintenance        235,033     118,068     118,275
                                _____________ ___________ ___________
                                  2,786,600   1,386,002   1,393,552
                                _____________ ___________ ___________
GROSS CEMETERY INCOME          $  1,377,263  $  635,303   $ 736,675
                                ============= =========== ===========

SOCIETE FINANCIERE BOURGIE (1991) LTEE

CONSOLIDATED STATEMENT OF REVENUES FROM PREARRANGEMENTS
(Amounts in Canadian dollars)



                                Year ended       Six months ended
                                December 31     June 30     June 30
                                   1995          1996        1995
                               ______________ ____________ ____________
                                              (unaudited)  (unaudited)

SALE PRICE OF CONTRACTS         $ 5,825,445    $ 3,304,295  $2,804,210


SELLING EXPENSES

   Salaries and commissions         953,278        517,309     486,000
   Advertising                      331,727        155,190     189,841
   Telephone                          6,086          4,662       3,809
   Office expenses                   34,829         26,709      15,441
   Entertainment expenses            10,671          3,104       3,500
   Rent                              70,158         33,546      15,485
   Administration                    42,900            -          -
                              _________________ _____________ _____________
                                  1,449,649        740,520     714,076
                              _________________ _____________ _____________

MARGIN BEFORE TRANSFER            4,375,796      2,563,775    2,090,134

TRANSFER TO PROVISION WITH
RESPECT TO PREARRANGEMENTS        4,375,796      2,563,775    2,090,134
                               _______________ _____________ ______________
MARGIN UPON SIGNATURE OF
CONTRACTS                             -              -             -

                               _______________ ______________ ______________
INVESTMENT INCOME FROM            2,727,445      1,171,904     1,268,002
TRUST FUNDS

INFLATION OF PROVISION WITH
RESPECT TO PREARRANGEMENTS         (570,676)      (232,703)     (201,062)
                               _______________ ______________ _______________
REVENUES FROM PREARRANGEMENT
CONTRACTS                      $  2,156,769   $    939,201    $ 1,066,940

SOCIETE FINANCIERE BOURGIE (1991) LTEE

CONSOLIDATED STATEMENT OF CHANGES IN FINANCIAL POSITION
(Amounts in Canadian dollars)



                                Year ended     Six  months  ended
                                December 31    June 30     June 30
                                   1995          1996        1995
                              ______________ ____________ _______________
                                              (unaudited)  (unaudited)
OPERATIONS

Net income                      $ 4,820,944 $ 2,564,103 $  2,948,630

Items not affecting cash:

   Depreciation of fixed assets   1,706,736     832,483      812,090
   Amortization of goodwill         820,980     429,037      418,965
   Amortization of discount on bonds   (107)        (58)         -
   Deferred income taxes              5,355       6,024      (25,740)
   Gain on disposal of fixed assets    (325)        -           -
   Provision with respect to
    prearrangements and
    deferred income               1,743,831     814,763      976,674
   Provision for perpetual
    maintenance                     234,948     118,223      118,232
   Actuarial commitments on funeral
   insurance contracts              (20,425)       -            -
                                ____________ ____________ _____________
                                  9,311,937   4,764,575    5,248,851

Payments receivable on
prearrangements                     469,740    (362,999)     194,587
Deposits in trust                (3,192,471)   (271,509)  (1,321,807)

Impact of net change in other
working-capital items (note 12)  (1,774,698) (1,682,217)  (2,417,292)
                                ____________ ___________ _____________
                                  4,814,508   2,447,850   1,704,339
                                ____________ __________ ______________
FINANCING

Reduction of long-term debt         (36,235)    (22,423)    (16,134)
Refundable income taxes              (8,506)       -           -
                               _____________ ___________ _____________

                                    (44,741)    (22,423)    (16,134)
                               _____________ ___________ _____________

SOCIETE FINANCIERE BOURGIE (1991) LTEE

CONSOLIDATED STATEMENT OF CHANGES IN FINANCIAL POSITION
(continued)
(Amounts in Canadian dollars)



                                Year ended       Six  months  ended
                                December 31     June 30     June  30
                                   1995           1996        1995
                              ______________ ____________ ______________
                                             (unaudited)   (unaudited)
INVESTMENTS

Purchases of investments     $  (545,075)   $(20,303,393) $   (500,390)
Disposal of investments             -            310,000         -
Additions to fixed assets     (1,908,815)       (868,786)   (1,947,095)
Disposition of fixed assets       49,631          45,513        13,217
                             ______________ ______________ ______________
                              (2,404,259)    (20,816,666)   (2,434,268)
                             ______________ ______________ ______________

NET INCREASE IN CASH           2,365,508     (18,391,239)     (746,063)

CASH, BEGINNING OF YEAR       15,334,063      17,699,571    15,334,063
                            _______________ ______________ _____________
CASH, END OF YEAR           $ 17,699,571    $   (691,668)  $14,588,000
                            =============== ============== =============
CASH INCLUDES:

   Cash                     $ 10,080,276    $  9,308,332  $  9,108,111
   Short-term investments      7,619,295           -         5,479,889
   Bank loan                        -        (10,000,000)       -
                           ______________ _______________ _____________
                            $ 17,699,571    $   (691,668) $ 14,588,000

        SOCIETE FINANCIERE BOURGIE (1991) LTEE

        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        (Amounts in Canadian dollars)

        DECEMBER 31, 1995
        ____________________________________________________________________



NOTE 1 - INCORPORATION AND NATURE OF OPERATIONS
         _______________________________________

        "SOCIETE FINANCIERE BOURGIE (1991) LTEE" is a company incorporated under Part 1A of the Quebec Companies Act.
        The Company offers merchandise and services in the funeral sector.



NOTE 2 - ACCOUNTING POLICIES AND BASIS OF PRESENTATION
         ______________________________________________

        a) Basis of presentation

        The accompanying financial statements are prepared in accordance with accounting principles generally accepted in Canada. Amounts presented are in Canadian dollars, the functional currency.

        b) Interim Financial Statements

        The accompanying financial information as of June 30, 1996 and 1995, and for the periods then ended is unaudited, but in the opinion of management, reflects all adjustments which are of a normal recurring nature necessary for a fair presentation of financial position and results of operations for the interim periods.

        The results of operations for the periods ended June 30, 1996 and 1995 are not necessarily indicative of the results to be expected for the years ended December 31, 1996 and 1995, respectively.

        c) Principles of consolidation

        The   consolidated  financial  statements   include   the
        accounts of all the subsidiaries since their date of acquisition. Intercompany balances and transactions have been eliminated.

        d) Inventories

        Inventories are stated at the lower of cost or net realizable value. Cost is established using the first-in, first-out method.

        SOCIETE FINANCIERE BOURGIE (1991) LTEE

        (Amounts in Canadian dollars)

        DECEMBER 31, 1995
        ____________________________________________________________________

NOTE 2 - ACCOUNTING POLICIES (continued)
         ___________________

        e) Spaces for resale

        Land, niches and crypts are carried at the lower of cost or net realizable value, determined using the average cost method, and the probable net realizable value.

        f) Investments

        Investments are stated at cost. Premiums and discounts on bonds are amortized over the period from the purchase date to the maturity of the bonds. Gains and losses on the disposal of investments are recognized in the year in which they occur.

        g) Fixed assets

        Fixed assets are carried at cost and depreciated using the declining method, at rates based on their useful life, as follows:

        Category                                  Rate
        _________                                ______

        Buildings and leasehold improvements   0.9% to 10%
        Paving                                   4% to 8%
        Furniture and equipment                 20% to 30%
        Vehicles                                30%

        h) Goodwill

        The Company amortizes over 20 years the excess of acquisition cost of subsidiaries over the value of net assets acquired on the dates of acquisition, as well as goodwill resulting from the acquisition of funeral businesses.

        i) Provision with respect to prearrangements

        The provision with respect to prearrangements represents the revenues equivalent to the merchandise and services which the Company must deliver in the future under the terms of prearrangement contracts.

        SOCIETE FINANCIERE BOURGIE (1991) LTEE

        (Amounts in Canadian dollars)

        DECEMBER 31, 1995
        ____________________________________________________________________

NOTE 2 - ACCOUNTING POLICIES
         ____________________

        i) Provision with respect to prearrangements (continued)

        The provision is set up using the price of the contract, net of an amount equivalent to selling expenses and a portion of investment income earned on deposits in trust for contracts signed after March 1988. The provision for contracts signed prior to March 1988 is based on the sale price and is increased annually to reflect inflation.

        Revenue accumulated in the provision with respect to prearrangements is recorded as revenue in the period in which the contracts are performed.

        j) Provision for perpetual maintenance

        Sales of land, niches and crypts generally include the service for the perpetual maintenance of cemeteries.

        The provision for perpetual maintenance is created with a portion of the proceeds of the sale price of land, niches and crypts so that the Company can fulfill its commitment for perpetual maintenance.

        k) Actuarial commitments on funeral insurance contracts

        Actuarial commitments on funeral insurance contracts in effect are established by the consulting actuary using the so-called "commercial premium method".



NOTE 3 - INVESTMENTS
         _____________                         1995
                                           ______________
        Shares of public companies          $ 1,010,925
        Bonds                                  656,968
        Other                                    4,920
                                           ______________
                                            $ 1,672,813

        The market value of shares and bonds currently amounts to $ 879,518 and $ 729,702 respectively.

        SOCIETE FINANCIERE BOURGIE (1991) LTEE

        (Amounts in Canadian dollars)

        DECEMBER 31, 1995

        ____________________________________________________________________

NOTE 4 - FIXED ASSETS
         _____________
                                               1995
                            ____________________________________________
                                              Accumulated          Net
                                Cost         depreciation         value
                            _____________________________________________

     Land                   $ 10,680,618     $    -        $  10,680,618

     Buildings and leasehold  29,397,454      9,918,107       19,479,347
        improvements

     Paving                    1,180,448        443,790          736,658

     Furniture and equipment   5,423,751      4,354,602        1,069,149

     Vehicles                  3,864,014      2,790,948        1,073,066
                           _______________ _______________ _______________
                           $  50,546,285   $ 17,507,447    $  33,038,838
                           =============== =============== ===============

        Depreciation expense is included in the statement of income in the following captions:

        Funeral:
          Use of vehicles                               $ 431,711
          Use of funeral homes                            975,225
        Cemetery:
          Maintenance of cemeteries                       156,137
          Services                                          2,175
        Administrative expenses                           141,488
                                                        __________
                                                       $1,706,736
                                                       ===========

NOTE 5 - BANK LOAN
         __________
                                                           June 30
                                                             1996
                                                          _________
        Special revolving credit facility of up to      $10,000,000
        $ 15,000,000, for investment purposes, bea-     ============
        ring interest at floating rates and secured by receivables.

        SOCIETE FINANCIERE BOURGIE (1991) LTEE
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
        (Amounts in Canadian dollars)

        DECEMBER 31, 1995
        ____________________________________________________________

NOTE 6 - LONG-TERM DEBT
         _______________
                                                          1995
                                                         ______
        Mortgage loan, bearing interest at 9.75%,      $ 2,363,980
        maturing in 1997, payable in monthly
        installments of $ 22,028, (including
        interest), secured by a trust deed with
        a senior mortgage bond.

        Note payable, bearing interest at 19%,              13,450
        maturing in 2000, payable in monthly
        installments of $ 379.10, (including
        interest), secured by the telephone
        system.
                                                       ______________
                                                         2,377,430

        Current portion                                    (36,917)
                                                       ______________
                                                       $ 2,340,513
                                                       ==============

        The payments required to reimburse the principal portion of long-term debt are as follows:

        Year ending:      1996              $   36,917
                          1997                  37,313
                          1998                  41,060
                          1999                  45,247
                          2000                  49,861
                    Thereafter               2,167,032
                                           _____________
                                            $ 2,377,430
                                           =============

        SOCIETE FINANCIERE BOURGIE (1991) LTEE
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
        (Amounts in Canadian dollars)

        DECEMBER 31, 1995

        ______________________________________________________________


NOTE 7 - PROVISION WITH RESPECT TO PREARRANGEMENTS
         __________________________________________
                                                             1995
                                                          ___________

        Provision on contracts signed since            $    28,884,004
        the March 1, 1988 effective date of
        legislation concerning prearrangements

        Provision on contracts signed prior to
        March 1, 1988                                       20,194,408
                                                       _________________
                                                       $    49,078,412
                                                       =================


NOTE 8 - CAPITAL STOCK
         ______________

        Authorized:

        An unlimited number of shares of each of the classes described below, all without par value.

        "A":        voting and participating.

        "B": non-voting, non-cumulative annual dividend of 8%, redeemable at the holder's discretion in the amount of paid-up capital.

        "C": non-voting, non-cumulative monthly dividend of 1%, redeemable at the holders' discretion in the amount of paid-up capital.

        "D": non-voting, non-cumulative dividend of 1%, redeemable at the Company's discretion in the amount of paid-up capital.

        SOCIETE FINANCIERE BOURGIE (1991) LTEE
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
        (Amounts in Canadian dollars)

        DECEMBER 31, 1995

        ____________________________________________________________________


NOTE 8 - CAPITAL STOCK (continued)
         ______________

        Issued and paid:

                             1995
                    _________________________
                       Number
        Class        of shares     Amount
                    __________________________

        "A"            10,000 $    10,000
        "B"         4,600,000   4,600,000
        "C"        10,000,000  10,000,000
        "D"         7,600,000   7,600,000
                              ______________
                              $22,210,000
                              ==============


NOTE 9 - REFUNDABLE DIVIDEND TAX CREDIT
         _______________________________

        The Company is a private company under the terms of the Income Tax Act, and as such, certain taxes payable on investment income may qualify for a refund which is generally made in proportion of one dollar for every three dollars of taxable dividends paid. Since these taxes may be refunded, they are deducted from retained earnings instead of being deducted from the year's income. When a portion of the taxes does become refundable as a result of dividend payments, the appropriate amount is credited to retained earnings. Should the Company one day no longer be considered a private company, the right to a refund will be cancelled. The cumulative amount of refundable dividend tax credits as at December 31, 1995 amounts to approximately $ 349,895.

        SOCIETE FINANCIERE BOURGIE (1991) LTEE
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
        (Amounts in Canadian dollars)

        DECEMBER 31, 1995

        ____________________________________________________________________


NOTE 10-  COMMITMENTS
          ____________

        The Company has committed to pay $ 2,162,424 under long-term lease agreements. Commitments over the next five years are as follows:

        Year ending:      1996              $  475,926
                          1997                 471,077
                          1998                 425,243
                          1999                 414,505
                          2000                 375,673
                                           ______________
                                            $ 2,162,424
                                           ==============

        "LES RESIDENCES FUNERAIRES ASSOCIEES DU QUEBEC INC." has signed an emphyteutic lease for a period of 50 years, which expires on June 30, 2040 with an option to renew for 49 years. The annual lease payments are:

        Year                        Amount
       _______                  ____________

        1994 to 2000            $  134,857
        2001 to 2040               110,000

        The lease includes an indexation clause corresponding to the consumer price index as of the sixth year.



NOTE 11-  RELATED PARTY TRANSACTIONS
          ___________________________

        The Company conducted the following transactions with affiliated companies and related parties:

                                                     1995
                                                  _________

        Interest on loans                         $  412,579
        Rental expenses                              144,400

        SOCIETE FINANCIERE BOURGIE (1991) LTEE
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
        (Amounts in Canadian dollars)

        DECEMBER 31, 1995

        ____________________________________________________________________


NOTE 12-  IMPACT OF NET CHANGE IN
        OTHER WORKING-CAPITAL ITEMS
        ____________________________
                                                      1995
                                                     _______

        Receivables and accrued interest        $    439,436
        Income taxes                                 137,659
        Inventories                                ( 306,562 )
        Spaces for resale                          ( 580,565 )
        Prepaid expenses                           ( 213,224 )
        Accounts payable and accrued liabilities ( 1,025,542 )
        Advances of affiliated companies           ( 225,900 )
                                                 ______________
                                               $ ( 1,774,698 )
                                                 ==============


NOTE 13-  RECONCILIATION TO U.S. GENERALLY
        ACCEPTED ACCOUNTING PRINCIPLES (GAAP)
        ______________________________________

        The consolidated financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") in Canada. These principles differ in the following material respects from those in the United States as summarized below:

        a) Refundable dividend tax credit

        In Canada, income taxes payable on investment income qualify for a refund when taxable dividends are paid.
        These taxes are deducted from retained earnings instead of being deducted from income.

        In the past three years, the average amount deducted per year, for these taxes has been of $ 7,361, and the cumulative amount of refundable dividend tax credits as at December 31, 1995, amounts to approximately $ 349,895, as shown in note 9.

        SOCIETE FINANCIERE BOURGIE (1991) LTEE
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
        (Amounts in Canadian dollars)

        DECEMBER 31, 1995
        ____________________________________________________________________

NOTE 13-  RECONCILIATION TO U.S. GENERALLY
        ACCEPTED ACCOUNTING PRINCIPLES (GAAP) (continued)
        ______________________________________

        b) Capital stock

        As at December 31, 1995, the Company shows its' non-voting class "B" and "C" shares, redeemable at the holders' discretion, as part of capital stock, and not, as a liability, as required in the United States. In
        1996, these particular shares will be shown as liabilities, in accordance with chapter 3860 of the CICA Handbook on "Financial Instruments". The amount of liability for December 31, 1995 would be $ 14,600,000, reducing the capital stock at $ 7,610,000 instead of $ 22,210,000.

        c) Long-term investments

        Investments are stated at cost, where in the United States they are valued at market. Gains and losses on the disposal of investments are recognized in the year in which they occur. If the company was to use market value, the investments would be reduced by $ 58,673, on December 31, 1995 and the counterpart would affect shareholders' equity.

        d) Allowance for sales cancellations

        The Company does not set up an allowance for sales cancellations. Historic sales cancellations are between 3%-7%.

        Taking into consideration that only the portion representing selling expenses is recorded as income, (the year the P.A contract is sold) the allowance for sales cancellations for the past three years would have been approximately $ 70,000 per year.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

   (b) Pro Forma Financial Information

   The accompanying unaudited pro forma consolidated financial information has been prepared in accordance with accounting principles generally accepted in the United States. Amounts are expressed in U.S. dollars. The purchase price allocation for Urgel Bourgie is based on preliminary information.

   During the period from November 1, 1994 through September 30, 1996, the Company acquired 183 funeral homes and 29 cemeteries, including 77 funeral homes and five cemeteries acquired in the Urgel Bourgie transaction on September 30, 1996. In addition, the Company currently has outstanding letters of intent for the acquisition of eight funeral homes and two cemeteries. The accompanying unaudited pro forma consolidated statement of earnings for the year ended October 31, 1995 has been prepared assuming these acquisitions occurred on November 1, 1994.

   The unaudited pro forma statement of earnings should be read in conjunction with the related notes thereto. The pro forma statement of earnings has been prepared for comparative purposes only and does not purport to be indicative of the results of operations that would have resulted had the combinations been in effect on the date indicated, that have resulted since the dates of acquisition or that may result in the future.


                          STEWART ENTERPRISES, INC.
                               AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                     for the year ended October 31, 1995
                   (in thousands, except per share amounts)

                                 (Unaudited)

                                       Businesses Acquired          Pro Forma Adjustments (Note 3)
                                                    All Other
                                     Urgel Bourgie  Businesses                      All Other  Pro Forma
                        Historical      (Note 1)     (Note 2)       Urgel Bourgie   Businesses    Total
                       _____________ _____________ ______________ ________________ ___________ ____________
Revenues                 $368,822     $  24,418     $  53,797            -               -        $447,037
Operating expenses        290,192        18,834        47,312         1,336 (a)        3,396 (e)   361,070
                      ______________ ______________ _____________  _______________  ___________ ___________

Operating earnings         78,630         5,584         6,485        (1,336)          (3,396)       85,967
  before performance-
  based stock options
Performance-based
  stock options           (17,252)          -              -             -               -         (17,252)
                      ______________ _____________ _______________ _______________  ____________ ___________
Operating earnings         61,378         5,584         6,485        (1,336)          (3,396)       68,715
Interest expense          (22,815)          -          (1,799)       (6,827) (b)      (8,199) (f)  (39,640)
Other income                2,937           399           830          (298) (c)        (203) (g)    3,665
                      _______________ _____________ ______________ ______________  ____________ ___________
Earnings before income
   taxes                   41,500         5,983         5,516        (8,461)         (11,798)       32,740
Income taxes               15,355         2,214         2,041        (3,131) (d)      (4,365) (d)   12,114
                       ______________ _____________ ______________ ______________  ____________ ____________
Net earnings           $   26,145      $  3,769      $  3,475      $ (5,330)        $ (7,433)     $ 20,626
                       ============== ============= ============== ==============  ============ ============

Earnings per common
   share               $      .72                                                                  $   .54
                       ==============                                                            ===========

Weighted average common
  shares outstanding       36,386                                                                   37,875
                       ==============                                                            ===========

   See accompanying notes to pro forma consolidated statement of earnings.

                          STEWART ENTERPRISES, INC.
                               AND SUBSIDIARIES

            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                     for the year ended October 31, 1995

                                 (Unaudited)

   1. On September 30, 1996, the Company acquired Urgel Bourgie, consisting of 77 funeral homes and five cemeteries in Canada, for a total purchase price of $99.0 million, including the assumption of a $7.3 million note payable. The Company has accounted for this acquisition using the purchase method of accounting whereby the purchase price is allocated to assets and liabilities based on fair market value, with the remainder allocated to goodwill, which is amortized over 40 years.

   2. In addition to the acquisition of Urgel Bourgie discussed above, during the period from November 1, 1994 through September 30, 1996, the Company acquired 106 funeral homes and 24 cemeteries for an aggregate purchase price of approximately $240.7 million, including the issuance of approximately 1,907,000 shares of Class A Common Stock. Additionally, the Company currently has outstanding letters of intent to purchase eight funeral homes and two cemeteries for an aggregate purchase price of approximately $14.3 million. The Company has accounted for these acquisitions using the purchase method of accounting. The results of operations for the businesses acquired have been included in the Company's historical results from the dates of acquisition.

   3. The pro forma consolidated statement of earnings reflects the following adjustments in order to present the historical results of operations of the acquired businesses and pending acquisitions for periods prior to their inclusion in the consolidated financial statements:

      a) reflects a net increase in depreciation and amortization expense of $1,336,000 resulting from applying the purchase method of accounting to the Urgel Bourgie acquisition;

      b) primarily additional interest expense associated with debt incurred to purchase Urgel Bourgie at an average rate of 7.2%. Total debt incurred to purchase the business was $91.7 million; a 1/8% change in the interest rate would have resulted in a $72,000 effect on net earnings for the year;

      c) elimination of investment income on assets not acquired by the Company;

      d) adjustment to income tax expense using the effective tax rate for the year ended October 31, 1995;

      e) reflects (i) a net increase in compensation expense of $1,189,000 as a result of certain non-compete agreements, (ii) an increase in depreciation and amortization expense of $3,267,000 resulting from applying the purchase method of accounting, and (iii) a net decrease, primarily in historical rental expense, of $1,060,000 for assets purchased;

      f) additional interest expense associated with debt incurred to purchase the acquired businesses at an average rate of 7.2%. Total debt incurred to purchase the acquired businesses, excluding Urgel Bourgie, was $189.8 million; a 1/8 % change in the interest rate would have resulted in a $149,000 effect on net earnings for the year; and

      g) elimination of gains on assets sold.

   During the period from November 1, 1995 through September 30, 1996, the Company acquired 128 funeral homes and 14 cemeteries, including 77 funeral homes and five cemeteries acquired in the Urgel Bourgie transaction on September 30, 1996. In addition, the Company currently has outstanding letters of intent for the acquisition of eight funeral homes and two cemeteries. The accompanying unaudited pro forma consolidated statement of earnings for the nine months ended July 31, 1996 has been prepared assuming these acquisitions occurred on November 1, 1995.

   The unaudited pro forma statement of earnings should be read in conjunction with the related notes thereto. The pro forma statement of earnings has been prepared for comparative purposes only and does not purport to be indicative of the results of operations that would have resulted had the combinations been in effect on the date indicated, that have resulted since the dates of acquisition or that may result in the future.


                          STEWART ENTERPRISES, INC.
                               AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                   for the nine months ended July 31, 1996
                   (in thousands, except per share amounts)

                                 (Unaudited)


                                       Businesses Acquired          Pro Forma Adjustments (Note 3)
                                                    All Other
                                     Urgel Bourgie  Businesses                      All Other  Pro Forma
                        Historical      (Note 1)     (Note 2)       Urgel Bourgie   Businesses    Total
                       _____________ _____________ ______________ ________________ ___________ ____________


Revenues                 $320,114     $18,666       $15,466             -              -         $354,246
Operating expenses        241,218      14,696        14,125          1,002 (a)        853 (e)     271,894
                       _____________ _____________ ______________ ______________ ______________ ___________

Operating earnings         78,896       3,970         1,341         (1,002)          (853)         82,352
Interest expense          (18,580)         -           (483)        (4,495) (b)    (2,234) (f)    (25,792)
Other income                1,804         332           274           (110) (c)       (60) (g)      2,240
                       _____________ _____________ ______________ ______________ ______________ ___________
Earnings before income
   taxes                   62,120       4,302         1,132         (5,607)        (3,147)         58,800
Income taxes               23,295       1,613           425         (2,103) (d)    (1,180) (d)     22,050
                       _____________ ______________ _____________ _____________ _______________ ___________
Net earnings            $  38,825    $  2,689       $   707        $(3,504)       $(1,967)       $ 36,750
                       ============= ============== ============= ============= =============== ===========

Earnings per common
  share                 $     .94                                                                $    .88
                       =============                                                            ===========

Weighted average common
  shares outstanding       41,315                                                                  41,532
                       =============                                                            ============


   See accompanying notes to pro forma consolidated statement of earnings.

                          STEWART ENTERPRISES, INC.
                               AND SUBSIDIARIES

            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                   for the nine months ended July 31, 1996

                                 (Unaudited)

   1. On September 30, 1996, the Company acquired Urgel Bourgie, consisting of 77 funeral homes and five cemeteries in Canada, for a total purchase price of $99.0 million, including the assumption of a $7.3 million note payable. The Company has accounted for this acquisition using the purchase method of accounting whereby the purchase price is allocated to assets and liabilities based on fair market value, with the remainder allocated to goodwill, which is amortized over 40 years.

   2. In addition to the acquisition of Urgel Bourgie discussed above, during the period from November 1, 1995 through September 30, 1996, the Company acquired 51 funeral homes and nine cemeteries for an aggregate purchase price of approximately $86.3 million, including the issuance of approximately 448,000 shares of Class A Common Stock. Additionally, the Company currently has outstanding letters of intent to purchase eight funeral homes and two cemeteries for an aggregate purchase price of approximately $14.3 million. The Company has accounted for these acquisitions using the purchase method of accounting. The results of operations for the businesses acquired have been included in the Company's historical results from the dates of acquisition.

   3. The pro forma consolidated statement of earnings reflects the following adjustments in order to present the historical results of operations of the acquired businesses and pending acquisitions for periods prior to their inclusion in the consolidated financial statements:

      a) reflects a net increase in depreciation and amortization expense of $1,002,000 resulting from applying the purchase method of accounting to the Urgel Bourgie acquisition;

      b) primarily additional interest expense associated with debt incurred to purchase Urgel Bourgie at an average rate of 6.3%. Total debt incurred to purchase the business was $91.7 million; a 1/8% change in the interest rate would have resulted in a $54,000 effect on net earnings for the nine-month period;

      c) elimination of investment income on assets not acquired by the Company;

      d) adjustment to income tax expense using the effective tax rate for the nine months ended July 31, 1996;

      e) reflects (i) a net increase in compensation expense of $332,000 as a result of certain non-compete agreements, (ii) an increase in depreciation and amortization expense of $772,000 resulting from applying the purchase method of accounting, and (iii) a decrease, primarily in historical rental expense, of $251,000 for assets purchased;

      f) additional interest expense associated with debt incurred to purchase the acquired businesses at an average rate of 6.3%. Total debt incurred to purchase the acquired businesses, excluding Urgel Bourgie, was $65.5 million; a 1/8 % change in the interest rate would have resulted in a $38,000 effect on net earnings for the nine-month period; and

      g) elimination of gains on assets sold.

   The following unaudited pro forma condensed consolidated balance sheet as of July 31, 1996 has been prepared assuming the acquisition of Urgel Bourgie occurred on July 31, 1996. All other acquisitions completed subsequent to July 31, 1996 and currently pending acquisitions are immaterial to the Company's consolidated financial condition and are therefore excluded from this pro forma presentation.

                          STEWART ENTERPRISES, INC.
                               AND SUBSIDIARIES

               PRO FORMA  CONDENSED CONSOLIDATED BALANCE SHEET
                                July 31, 1996
                                (in thousands)

                                 (Unaudited)

                                                      Historical
                                                       Urgel     Pro Forma    Pro Forma
           Assets                          Historical  Bourgie  Adjustments     Total
           _______                         __________ _________ _____________  __________
Current assets:
  Cash and cash equivalent investments      $ 17,907    $ 6,819                  $ 24,726
  Receivables, net of allowances              95,487      4,429                    99,916
  Other current assets                        38,456      4,423      (634)(a)      42,245
                                           __________ __________ ______________  __________
       Total current assets                  151,850     15,671      (634)        166,887
Receivables due beyond one year, net of
   allowances                                164,338      4,165    (4,165)(a)     164,338
Intangible assets                            247,769      8,946    31,762 (b)     288,477
Cemetery property, at cost                   282,405         -     20,072 (b)     302,477
Property and equipment, net                  228,638     24,196    10,988 (b)     263,822
Other assets                                 113,585     51,060   (44,345)(a)(b)  120,300
                                           __________ __________ _____________ ___________
                                         $ 1,188,585  $ 104,038 $  13,678     $1,306,301
                                           ========== ========== ============= ===========
   Liabilities and Shareholders' Equity
   _____________________________________

Current liabilities:
  Current maturities of long-term debt    $    4,693   $     25                  $  4,718
  Other current liabilities                   61,002      2,366                    63,368
                                         ____________ ____________ __________ _____________
       Total current liabilities              65,695      2,391                    68,086

Long-term debt, less current maturities      395,302     15,985    77,042 (b)     488,329
Deferred revenue                             129,150     36,549   (34,493)(a)(b)  131,206
Other liabilities                             66,352      8,439    11,803 (c)      86,594
                                         ____________ ___________ __________ _____________
                                             656,499     63,364    54,352         774,215
                                         ____________ ___________ __________ _____________

Shareholders' equity                         532,086     40,674   (40,674)(b)     532,086
                                         ____________ __________ __________  _____________
                                          $1,188,585   $104,038  $ 13,678     $1,306,301
                                         ============ ========== ==========  =============

________________

(a) To adjust Urgel Bourgie's accounting policies and presentation to that of the Company.

(b) To allocate the purchase price to assets and liabilities based on fair market value, in accordance with purchase accounting principles.

(c)   To record the deferred tax effect of step-ups to fair market value.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

   2.1 Amended and Restated Share Purchase Agreement dated September 30, 1996 among 3295796 Canada Inc., Societe Financiere Bourgie (1996) Inc., Gestion Pierre Bourgie Inc., Gestion Claude Bourgie Inc., Pierre Bourgie, Marc Bourgie, Claude Bourgie, Stewart Group Inc. and Stewart Enterprises, Inc. (In accordance with Regulation S-K Item 601(b)(2), the schedules to this agreement have been omitted, but a detailed list of those schedules is included with this filing. The Registrant agrees to provide such schedules to the Commission upon request.)

  23.1   Consent of  Grou, La Salle + Associes

                                  SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Dundersigned thereunto duly authorized.


                                          STEWART ENTERPRISES, INC.




October 9, 1996                           /s/  KENNETH C. BUDDE
                                          ______________________________
                                               Kenneth C. Budde
                                          Senior Vice President-Finance
                                          Secretary and Treasurer
                                          (Principal Accounting Officer)

                                    EXHIBIT INDEX

   2.1 Amended and Restated Share Purchase Agreement dated September 30, 1996 among 3295796 Canada Inc., Societe Financiere Bourgie (1996) Inc., Gestion Pierre Bourgie Inc., Gestion Claude Bourgie Inc., Pierre Bourgie, Marc Bourgie, Claude Bourgie, Stewart Group Inc. and Stewart Enterprises, Inc. (In accordance with Regulation S-K Item 601(b)(2), the schedules to this agreement have been omitted, but a detailed list of those schedules is included with this filing. The Registrant agrees to provide such schedules to the Commission upon request.)

  23.1   Consent of  Grou, La Salle + Associes